SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. ______)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

The American Education Corporation
----------------------------------
(Name of Registrant as Specified In Its Charter)

------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction
applies:
----------------------------------------------------------

2)  Aggregate number of securities to which transaction
applies:
-------------------------------------------------------

3)  Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was
determined):
-----------------------------------------------------------------

4)  Proposed maximum aggregate value of transaction:
----------------------------------------------------

5)	Total fee paid:
------------------

[ ] Fee paid previously with preliminary material.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:
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2)  Form, Schedule or Registration Statement No.:
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3)  Filing Party:
-----------------

4)  Date Filed:
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THE AMERICAN EDUCATION CORPORATION

7506 North Broadway Extension, Suite 505
Oklahoma City, Oklahoma 73116
----------------------------------------

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
----------------------------------------

To Be Held Friday, July 28, 2000
--------------------------------

To the Shareholders of The American Education Corporation:

     The 2000 Annual Meeting of Shareholders of The American Education Corporation ("AEC" or the "Company") will be held on July 28, 2000, at 10:00 a.m. (Oklahoma City time), at The Hilton Inn Northwest located at 2945 Northwest Expressway, Oklahoma City, Oklahoma, for the following purposes:

     1. To elect five (5) directors to serve until their successors are duly elected and qualified;


     2.  To ratify the selection of Steakley, Gilbert & Bozalis,
P.C. as the independent accountants for the Company for the fiscal year ending December 31, 2000;

     3.  To consider a proposal to amend the Company's 1998 Stock
Option Plan for Employees to increase the number of shares authorized for issuance from 1,050,000 to 1,650,000; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The names of the nominees for director are set forth in the accompanying Proxy Statement.


     The close of business on June 15, 2000 (the "Record Date") has been fixed by the Board of Directors as the record date for the determination of the holders entitled to notice of and to vote at the Annual Meeting. Only holders of reecord of the Company's common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     A complete list of shareholders of record entitled to vote at the Annual Meeting will be open and available for examination by any shareholder of the Company during ordinary business hours at the Company's principal executive office at 7506 North Broadway Extension, Suite 505, Oklahoma City, Oklahoma 73116, from June
26, 2000 to July 28, 2000 and at the time and place of the Annual
Meeting.

     A copy of the Company's Annual Report for 1999, which contains audited financial statements and other information of interest with respect to the Company and its shareholders, is enclosed.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON. YOUR PROXY MUST BE SIGNED AND RETURNED IN ORDER TO BE COUNTED.



By Order of the Board of Directors



/s/ Jeffrey E. Butler
---------------------
Jeffrey E. Butler
President and Chief Executive Officer



Oklahoma City, Oklahoma
June 22, 2000



THE AMERICAN EDUCATION CORPORATION
7506 North Broadway Extension, Suite 505
Oklahoma City, Oklahoma 73116
----------------------------------------

---------------
PROXY STATEMENT
---------------


For Annual Meeting of Shareholders
To Be Held Friday, July 28, 2000


Introduction

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The American Education Corporation ("AEC" or the "Company") to be voted at the 2000 Annual Meeting of Shareholders of the Company on July 28, 2000, at 10:00 a.m. (Oklahoma City time), which meeting will be held at The Hilton Inn Northwest located at 2945 Northwest Expressway, Oklahoma City, Oklahoma. Information in this Proxy Statement is as of June 1, 2000 unless otherwise stated. The approximate date on which the Proxy Statement and enclosed form of proxy have been mailed to shareholders is June 22, 2000.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of forwarding solicitation materials to beneficial owners of the Company's common stock.
The Company has arranged for UMB Bank, N.A. to serve as its agent to mail the proxy materials and coordinate and oversee the return of proxy cards. The anticipated cost of the services of UMB Bank, N.A. total approximately $12,000. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving extra compensation therefor, may solicit proxies by telephone, by telefacsimile or in person.


Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on June 15, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. Any additional notice required pursuant to Article 113 of Title 7 of the Colorado Business Corporation Act will be given or made in compliance with such statute. On the Record Date, there were 14,083,028 shares of common stock, par value $0.025 per share (the "Common Stock"), issued and outstanding. Each share of Common Stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting in the election of directors or for any other purpose. Shares of Common Stock are the only securities of the Company entitled to vote at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. The inspectors of election will determine whether or not a quorum is present. The presence in person or by proxy of the holders of one-third of the outstanding shares of Common
Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. When a quorum is present, in the election of directors, those five nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors, even if any one of such persons did not receive a majority vote. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to any other matter which may properly come before the Annual Meeting, unless a greater number of votes is required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for these other matters, if any, so long as a quorum is present.

     John D. Garber, who beneficially owns approximately 37.6% of the shares of Common Stock of the Company, has advised the Company that he intends to vote for each of the director nominees named herein, as well as for all of the other proposals described below.


Revocability of Proxies

     Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted. It may be revoked by (i) filing with UMB Bank, N.A. in its capacity as transfer agent for the Company's Common Stock ("Transfer Agent") before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Transfer Agent before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to UMB Bank, N.A., Attention: Securities Transfer Division, P.O. Box 410064, Kansas City, Missouri 64141-0064.


Summary of Proposals

     Shareholders will be asked to vote upon the following proposals at the Annual Meeting:


     1. Election of the following five (5) persons to the Board of Directors: Jeffrey E. Butler, Monty C.
         McCurry, Newton W. Fink, Stephen E. Prust, and
         Geoffrey Glossop. General information concerning these persons is found beginning on page 3 of this Proxy Statement.

     2.  Ratification of the selection of Steakley, Gilbert
         & Bozalis, P.C. as the independent accountants for the Company in 2000. This proposal is described on page 15.

     3. Approval of an amendment to the Company's 1998 Stock Option Plan for Employees to increase the number of shares authorized for issuance from 1,050,000 to 1,650,000. This proposal is described on pages 16-20.


INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The names, ages (as of June 1, 2000), positions with the Company and business experience during the past five years of each of the five Board of Directors nominees is set forth below. Each director has served continuously with the Company since his first election or appointment as indicated below. There are no family relationships among the directors, the executive officers, and the Board of Directors nominees.


                          Current Position        Director
Name               Age      with Company           Since
----------------   ---   ----------------------   ---------

Jeffrey E. Butler	  58	  Chief Executive Officer,   1989
                         President and Chairman
                         of the Board of Directors


Monty C. McCurry    54   Director                   1989


Newton W. Fink      63   Director                   1991


Stephen E. Prust    55   Director                   1992

Geoffrey Glossop    51   Director                   1998


     Jeffrey E. Butler became a director of the Company in August 1989 and was elected Chief Executive Officer and President of the Company in March 1990. From 1985 to 1990, Mr. Butler was a management consultant to businesses in the biotechnology, computer science, software, educational and entertainment video industries. Mr. Butler served as a director of Video Professor Industries, Inc., a publicly held corporation, from February 1, 1989 to October 31, 1990. Prior to establishing his management consulting business, Mr. Butler was the Chief Executive Officer and President of Infomed Corporation, which provided computer diagnostic equipment and management services to hospitals, corporations and physicians. Prior to 1985, Mr. Butler was employed by Sandoz, Ltd., Corning, Inc. and Becton Dickinson Corporation in middle and senior management positions.

     Monty C. McCurry was elected to the Board of Directors in April 1989. Since 1985, Mr. McCurry has been the President of Executive Resource Management, an executive search firm headquartered in Aurora, Colorado. From 1969 to 1985, Mr. McCurry was employed by Paul M. Riggins and Associates, an executive search firm where he was associate general manager.

     Newton W. Fink, Ed.D. was elected to the Board of Directors in January 1991. Since September, 1998 Dr. Fink has been the Superintendent of Schools in Manteno, Illinois. From 1994 to 1998 he was Superintendent of the VIT Schools in Table Grove, Illinois. Prior to 1994, Dr. Fink was the President of Computer Instructional Services, Inc., a privately-held corporation providing computer educational services to individuals, schools, corporations and institutions. Additionally, he has been employed as a teacher and an elementary/middle school principal earlier in his career. Dr. Fink has also published and lectured extensively on the use of computers in education.


     Stephen E. Prust was elected to the Board of Directors in April 1992. Since 1992, Mr. Prust has provided business consulting services, including advice on equity and debt transactions, mergers and acquisitions, to a variety of companies, ranging from entertainment concerns, Internet start-ups and industry consolidators. From 1990 to 1992, Mr. Prust was the President of AVID Home Entertainment, a division of LIVE Entertainment, Inc. From 1981 to 1990, Mr. Prust was a consultant to companies in the entertainment industry. In 1975, Mr. Prust founded Dominion Music, Inc., a joint venture with K-Tel Records, Inc. He served as President of Dominion Music until 1981.

     Geoffrey Glossop was appointed to the Board of Directors in December 1998. He is the President of Learning Pathways, Limited, a company he founded in 1997. From 1994 to 1996, Mr. Glossop was the Research and Development Director for Systems Integrated Research plc. Prior to 1994, Mr. Glossop was the Managing Director of Global Learning Systems, Ltd. Mr. Glossop graduated from the University of Newcastle upon Tyne in 1969 with a B.S. in Electrical Engineering. He was awarded the M.B.E. for services to the educational technology industry in the Queen's Birthday Honours in 1982.


Board of Directors Meetings And Committees

     During 1999 the Board of Directors held six meetings of which three were by written consent. All directors attended at least
75% of the meetings of the Board of Directors . The Board of Directors does not have standing audit, nominating or compensation committees or committees performing similar functions.


Director Compensation

     The Company's directors do not receive any cash or other pecuniary compensation for service on the Board of Directors. However, Directors may be reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors meetings. Three of the non-employee members of the Board of Directors (namely, Monty C. McCurry, Newton W. Fink and Stephen
E. Prust) were each granted 3,000 stock options in January 1999 and 3,000 stock options in January 2000. The options were granted at an exercise price of $0.73 per share and were fully vested on the date of the grant. The options were granted pursuant to the Directors' Stock Option Plan. In addition, effective April 1, 1999, Stephen E. Prust was granted 12,000 shares of Common Stock, Monty C. McCurry was granted 7,000 shares of Common Stock, and Newton W. Fink was granted 7,000 shares of Common Stock, all pursuant to the Company's Nonqualified Stock Option Plan.

     In May 1998, the Company's shareholders approved the Directors' Stock Option Plan (the "Director Plan"). The purpose of the
Director Plan is to enable the Company to attract, retain and motivate independent directors who are not employees of the Company or its subsidiaries ("Outside Directors"), and to enable such directors to participate in the long-term growth of the Company by providing for or increasing the propriety interests of such persons in the Company, thereby assisting the Company in achieving its long-range goals.

     The Director Plan is administered by the entire Board of Directors. Under the Director Plan, stock options for a maximum of 100,000 shares of the Company's Common Stock may be granted, such number of shares being subject to adjustment in the event of a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or a change in capitalization with respect to the shares of Common Stock.

     Participation in the Director Plan is limited to directors of the Company who are not, and were not during the preceding twelve
(12) months, employees of the Company. During the term of the Director Plan, each Outside Director will be granted the option to purchase 5,000 shares of Common Stock when he or she is first elected or appointed to serve on the Board of Directors. The Director Plan further provides that, commencing with calendar year 1999, and continuing for each calendar year thereafter while the Director Plan is in effect, each Outside Director is automatically granted an option to purchase 3,000 shares of Common Stock as of January 1 of such calendar year. Pursuant to the Director Plan, each of Messrs. McCurry, Fink, and Prust were granted options to purchase 3,000 shares of Common Stock in January 1999 and again in January 2000.

     The exercise price for all stock options granted under the Director Plan may not be less than 100% of the fair market value of the underlying Common Stock on the date of the grant. All stock options granted under the Director Plan will be fully exercisable on the date of grant. However, no option may be exercisable more than three (3) years after the date the stock option is granted or, if earlier, ninety (90) days after the date the Outside Director ceases to be a director of the Company. Further, if an Outside Director ceases to be a director because he or she is removed as a director of the Company for cause, then all options held by the Outside Director will immediately lapse and will no longer be exercisable.

     Stock options may not be granted under the Director Plan after March 31, 2008, but then outstanding stock options may be exercised beyond such date in accordance with their respective terms.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, there were 14,083,128 shares of Common Stock issued and outstanding. The following table sets forth certain information regarding the Company's Common Stock owned by
(i) each shareholder of the Company who is known by the Company to beneficially own more than 5% of the Company's outstanding voting securities; (ii) each of the Company's five directors;
(iii) the three executive officers of the Company named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group, as of June 1, 2000:


Number of Shares and
Name and Address of      Nature of Beneficial     Percent of
Beneficial Owner         Ownership (1)            Common Stock
-------------------      --------------------     ------------

John D. and
Clare C. Garber
7530 Navigator Circle
Carlsbad, California 92009      5,288,286 (2)        37.6%

Robert M. Schoolfield
5 Pleasant Cove
Austin, Texas 78746             1,536,517 (3)        10.9%

Jeffrey E. Butler
7506 N. Broadway Extension
Suite 505
Oklahoma City, Oklahoma
73116                           1,450,015 (4)        10.0%

Monty C. McCurry
2134 South Eagle Court
Aurora, Colorado 80014            132,400 (5)         0.9%

Newton W. Fink
1093 Lincoln
Manteno, Illinois 60950           100,400 (6)         0.7%

Stephen E. Prust
9025 East Kenyon Ave.
Denver, Colorado 80237            454,768 (7)         3.2%

Geoffrey Glossop
Field House
6 Haley Croft
Duffield, Derbyshire, UK          605,086 (8)         4.3%


Thomas A. Shively
14431-C North Pennsylvania
Oklahoma City, Oklahoma 73120     566,294 (9)         3.9%


Neil R. Johnson
6500 N.W. Grand Blvd.
Oklahoma City, Oklahoma 73116      96,650 (10)        0.7%

The Pennsylvania State University
University Park, Pennsylvania
16802                             750,000 (11)        5.3%

All directors and
Executive officers as
a group                         3,405,613            22.3%



(1) All shares of Common Stock are held directly unless indicated otherwise.

(2) Includes 3,177,286 shares of Common Stock held by John D. Garber and Clare C. Garber as trustees of the John D. Garber and Clare C. Garber Trust (the "Trust") for which Mr. Garber is the beneficiary; 440,000 shares of Common Stock held by John D. Garber and Clare C. Garber, as trustees of the John D. Garber and Clare C. Garber defined benefit plan; and 1,671,000 shares of Common Stock owned by a company controlled by the Garber family.

(3) Includes 737,528 shares of Common Stock owned by the Schoolfield 1994 Charitable Unitrust for which Mr. Schoolfield is the trustee; 614,607 shares of Common Stock owned by Mr.
Schoolfield individually; and 184,382 shares of Common Stock owned by the Schoolfield Grandchildren's Trust for which Mr.
Schoolfield is the trustee.

(4) Includes options for 403,440 shares of Common Stock, 316,800 of which are exercisable at $0.50 per share and 86,640 of which are exercisable at $0.73 per share, all within 60 days of the Record Date.

(5) Includes options for 86,000 shares of Common Stock, 63,000 of which are exercisable at $0.50 per share, 10,000 of which are exercisable at $0.75 per share, and 13,000 of which are exercisable at $0.73 per share, all within 60 days of the Record
Date.


(6) Includes options for 86,000 shares of Common Stock, 63,000 of which are exercisable at $0.50 per share, 10,000 of which are exercisable at $0.75 per share, and 13,000 of which are exercisable at $0.73 per share, all within 60 days of the Record
Date.

(7) Includes options for 131,000 shares of Common Stock, 108,000 of which are exercisable at $0.50 per share, 10,000 of which are exercisable at $0.75 per share, and 13,000 of which are exercisable at $0.73 per share, all within 60 days of the Record
Date.

(8)  Includes 573,784 shares of Common Stock owned by Field House
No. 2 Trust for the benefit of the Glossop family, and options for 31,302 shares of Common Stock exercisable at $0.73 per share within 60 days of the record date.

(9) Includes options for 339,906 shares of Common Stock, 233,276 of which are exercisable at $0.50 per share and 106,630 of which are exercisable at $0.73 per share, all within 60 days of the Record Date.

(10) Includes options to purchase 91,650 shares of Common Stock exercisable at $0.73 per share within 60 days of the Record Date.

(11) During 1999, the John D. Garber and Clare C. Garber Trust donated 750,000 shares of the Company's Common Stock to The
Pennsylvania State University.


---------------------------------------------
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
---------------------------------------------

     A biographical description of the Company's President and Chief Executive Officer, Jeffrey E. Butler, including age and business experience during each of the past five years, is set forth above under the heading "Information Concerning Directors and Nominees." Set forth below is the applicable table prescribed by the proxy rules of the Securities and Exchange Commission that discloses the compensation for the Company's executive officers.

Summary Compensation Table

               Annual Compensation          Long-Term
                                          Compensation

Name
and                               Other
Principal                         Annual      Stock      Stock
Position  Year  Salary   Bonus  Compensation  Options   Awards
                                   (1)       (Shares)
-----------------------------------------------------------------
Jeffrey E. 1999 $100,357 $7,347       --       40,000  $17,600(2)
Butler     1998  $89,355 $4,158       --       60,000  $ 5,000(2)
Chairman   1997  $83,878     $0       --            0       $0
of the
Board,
Chief
Executive
Officer and
President

Thomas A.  1999 $91,204 $7,510        --      55,000   $12,960(2)
Shively    1998 $83,460 $3,922        --      70,000    $5,000(2)
Executive  1997 $78,952     $0   $10,637(3)        0        $0
Vice
President


Neil R.    1999 $84,432 $1,157        --      25,000    $3,650(2)
Johnson,   1998 $26,791     $0        --      75,000        $0
Vice
President
and Chief
Financial
Officer(4)

  (1) The executive officers did not receive any perquisites or other benefits, the aggregate amount of which exceeded the lesser of $50,000 or 10% of their compensation. The Company reimbursed Mr. Butler $11,551 for relocation expenses in 1997.


  (2) In April 1999, Mr. Butler was awarded 35,200 shares of Common Stock and Mr. Shively was awarded 25,919 shares of Common Stock for services rendered. In March 1999, Mr. Johnson was awarded 5,000 shares of Common Stock as a stock bonus. In January 1998, Mr. Butler and Mr. Shively each received 10,000 shares of Common Stock as bonus compensation for their performance in 1997.

  (3) These amounts were paid to Mr. Shively for services rendered prior to 1996.

  (4) Mr. Johnson became an employee of the Company in August, 1998.


Option Grants In 1999(1)

     The following table sets forth information concerning the stock options granted during the last fiscal year to the Company's executive officers:


                                 Percentage
                                 of Total
                                  Options
                       Options   Granted to    Exercise
                       Granted  Employees in    Price      Expiration
Name                  (Shares)      1999      (Per Share)  Date
-------------------   --------  ------------  -----------  -----------
Jeffrey E. Butler      40,000       7.3%        $0.73      August 1,
                                                           2002

Thomas A. Shively      55,000      10.0%        $0.73      August 1,
                                                           2002

Neil R. Johnson        25,000       4.5%        $0.73      August 1,
                                                           2002

(1) No stock appreciation rights (SARs) were granted in 1999.

Option Exercises and Fiscal Year-End Values

     No executive officer exercised options during 1999. The following table sets forth, for the Company's executive officers named in the Summary Compensation table above, the year-end values of unexercised stock options:


                                                       Value of
                                                      Unexercised
                          Number of                  In-the-Money
                     Securities Underlying       Options at Year End
                      Unexercised Options             Exercisable/
     Name                 at Year End                Unexercisable
------------------   ---------------------       -------------------

Jeffrey E. Butler           416,800              $300,109/$15,541

Thomas A. Shively           358,276              $240,980/$21,369

Neil R. Johnson             100,000                $48,537/$9,713


     In May 1998, the Company's shareholders approved the 1998
Stock Option Plan for Employees (the "Option Plan"). The Option
Plan permits the granting of stock options, including incentive stock options.

     The Option Plan is administered by the Board of Directors. An aggregate of 1,050,000 shares of Common Stock is currently authorized for issuance pursuant to the Option Plan, such number of shares being subject to adjustment in the event of a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or change in capitalization with respect to the shares of Common Stock. If Proposal 3 is approved by the shareholders, an aggregate of 1,650,000 shares of Common Stock would be authorized for issuance under the Option Plan.

     All employees of the Company are eligible to be participants (there are currently approximately eighty-five employees of the Company who are eligible to receive options under the Option
Plan). Approximately 53% of the eligible employees have options.


     Options which are issuable under the Option Plan may be either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code (the "Code"), or options not intended to be so qualified ("Nonstatutory Options"). The Stock Option
Committee may grant more than one option to an employee during the term of the Option Plan, and such option may be in addition to an option or options previously granted; provided, however, that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any subsidiaries) may not exceed $100,000. All options (both Incentive Stock Options and Nonstatutory Options) are exercisable at not less than 100% of the fair market value of the underlying Common Stock on the date of grant. However, the exercise price for an Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 425(d) of the Code, is at 110% of the fair market value of the Common Stock subject to the option.

     Stock options may not be granted under the Option Plan after March 31, 2008, but then outstanding stock options may be exercised beyond such date in accordance with their respective terms.


Employment Agreements

     In December 1998, the Company entered into Executive
Employment Agreements with Jeffrey E. Butler, Thomas A. Shively, and Neil R. Johnson. These agreements are extended annually unless notice of non-renewal is given. Following is a summary of the material terms of those Executive Employment Agreements:



                       Term                       Change of
                       from     Annual             Control      Auto
Name       Title     12/1999    Salary  Severance Benefits(1) Provided
---------- --------- -------  --------  --------- ----------- ---------

Jeffrey E. Chief     2 years  $106,845    1 year    Yes         Yes
Butler     Executive
           Officer

Thomas A.  Executive 2 years  $105,000   6 months   Yes         Yes
Shively    Vice
           President

Neil R.    Vice      2 years   $89,890   6 months   Yes         No
Johnson    President
           and Chief
           Financial
           Officer



(1) Each Executive Employment Agreement provides benefits to the employee upon a "change of control" of the Company. A change of control would generally include, among other events, any merger of the Company in which the Company is not the surviving corporation, any sale of all or substantially all of the assets of the Company, or any person becomes the beneficial owner of more than 25% of the Company's then outstanding capital stock.
If a change in control occurs then the employee may, in his sole discretion, require the Company to purchase up to 50% of the shares of Common Stock beneficially owned by him.


PROPOSAL 1

Election of Directors
---------------------

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three persons and, subject to such limitation, that the number of directors be fixed by resolution of the Board of Directors. The current number of directors is five (each director is serving until his successor is duly elected and qualified). Five directors, constituting the entire existing Board of Directors of the Company, are to be elected at the Annual Meeting. Management will present as nominees and recommend to the shareholders that Jeffrey E. Butler, Monty C. McCurry, Newton W. Fink, Stephen E. Prust, and Geoffrey Glossop, who are the current directors of the Company, be re-elected to serve on the Board of Directors until their successors are duly elected and qualified. Shares represented by the Company proxy will be voted for the election of Messrs. Butler, McCurry, Fink, Prust, and Glossop unless otherwise indicated on the proxy.

     Should any of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors will designate substitute nominees, in which event the person named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN.


PROPOSAL 2

Ratification of Selection of Independent Public Accountants
-----------------------------------------------------------

     The independent public accounting firm utilized by the Company during the years ended December 31, 1996, through 1999 was Steakley, Gilbert & Bozalis, P.C. Management recommends that the accountants be retained as the principal public accounting firm to be utilized by the Company throughout the year ending December 31, 2000. The Company anticipates that a representative of the accountants will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the accountants will be afforded an opportunity to make a statement if the accountants so desire.

     Shareholder ratification of the selection of Steakley, Gilbert & Bozalis, P.C. is not required by the Company's bylaws or otherwise. The Board of Directors, however, is submitting the selection of Steakley, Gilbert & Bozalis, P.C. to the shareholders as a matter of good corporate practice and to ascertain the views of the shareholders regarding such selection. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain such firm.
Even if the selection is ratified, the Board of Directors, in their discretion, may direct the engagement of a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

     Steakley, Gilbert & Bozalis, P.C. has audited the Company's financial statements for the years ending December 31, 1994 through 1999. There are no disputes with the independent accountants regarding matters of accounting or reporting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
RATIFICATION OF THE SELECTION OF STEAKLEY, GILBERT & BOZALIS,
P.C. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000.



PROPOSAL 3

Amendment to Stock Option Plan for Employees
--------------------------------------------

     The Board of Directors has approved an amendment to the 1998
Stock Option Plan for Employees (the "Option Plan") to increase the number of shares authorized for issuance from 1,050,000 to 1,650,000.

     Stock-based awards have become increasingly important when the Company seeks to hire the kind of talented executives needed to drive the Company's business objectives. The Company competes for executive talent with a number of other companies. These companies have traditionally utilized aggressive amounts of stock-based awards to compensate, motivate, and retain executive talent. The Board of Directors believes that these amendments will help the Company compete for executive talent.

     In May 1998, the Company's shareholders approved the Option Plan. Under its terms, the Option Plan can be amended by the Board of Directors at any time and from time to time; provided that no amendment will be effective unless the approval of the Company's shareholders has been obtained if (i) the amendment would alter or impair any of the rights or obligations under any option previously granted to an employee under the Option Plan;
(ii) approval of the amendment is required for the Option Plan to continue to be in compliance with Section 422 of the Internal Revenue Code; (iii) the amendment materially increases the total number of shares of Common Stock which may be made the subject of options to be granted under the Option Plan; or (iv) the amendment materially modifies the requirements as to eligibility for participation in the Option Plan.

     The Board of Directors recommends that the shareholders approve and ratify the proposed amendment to the Option Plan.


Summary of the Option Plan

     A summary description of the Option Plan as proposed to be amended follows. This description is qualified in its entirety by reference to the specific provisions of the Option Plan which have been filed with the Securities and Exchange Commission.

     The purpose of the Option Plan is to enhance the performance of key employees of the Company. By encouraging ownership of the Common Stock of the Company among those employees who have significant roles in the Company's success, the Option Plan more closely aligns the interests of the Company's key employees with those of its shareholders. The Company believes such unity of interests benefits its shareholders. Moreover, the Company believes that the Option Plan has a positive effect on the Company's ability to attract, motivate and retain employees of outstanding skill and ability.

     The Option Plan permits the granting of stock options, including incentive stock options.

     Administration. The Option Plan is administered by the Board of Directors. The Option Plan, as amended by a vote at the 1999 Annual Meeting of Stockholders, allows the Company to grant an aggregate of 1,050,000 shares of Common Stock for issuance pursuant to the Option Plan, such number of shares being subject to adjustment in the event of a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or change in capitalization with respect to the shares of Common Stock. If the proposed amendment is approved, the number of shares of Common Stock that can be issued pursuant to the Option Plan will be increased from 1,050,000 to 1,650,000. The shares of stock issuable under the Option Plan may consist in whole or in part of unissued shares or reacquired shares. If a grant expires or is canceled, any shares which were not issued or fully vested under the grant at the time of expiration or cancellation will again be available for grants.


     The Board of Directors has the authority to:

     - make grants and determine their terms, subject to the provisions of the Option Plan;

     - interpret the provisions of the Option Plan;

     - adopt any rules, procedures and forms necessary for the operation and administration of the Option Plan; and

     - determine all questions relating to the eligibility and other rights of all persons under the Option Plan.

     Eligibility. All key employees of the Company are eligible to be participants (there are currently approximately eighty-five employees of the Company who are eligible to receive options under the Option Plan).

     Types of Options. Options which are issuable under the Option Plan may be either "Incentive Stock Options," as defined in
Section 422 of the Code, or options not intended to be so qualified ("Nonstatutory Options"). The Board of Directors may grant more than one option to an employee during the term of the Option Plan, and such option may be in addition to an option or options previously granted; provided, however, that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any subsidiaries) may not exceed $100,000. All options (both Incentive Stock Options and Nonstatutory Options) are exercisable at not less than 100% of the fair market value of the underlying Common Stock on the date of grant. However, the exercise price for an Incentive Stock Options granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 425(d) of the Code, must be at least 110% of the fair market value of the underlying Common Stock as of the date of grant.


     Terms and Conditions. The term during which each option may be exercised will be determined by the Board of Directors, but in no event may an option be exercisable after the expiration of ten years from the date such option was granted (this period is reduced to five years in the case of Incentive Stock Options granted to an employee owning more than 10% of the combined voting power of all classes of stock of the Company). In addition, if the person to whom options are granted under the Stock Option Plan ceases to be an employee of the Company for any reason, options which are not then exercisable shall terminate. Options that are exercisable at the date of termination will generally be exercisable for a period of 90 days following such termination, subject to the following two exceptions:

     1. If the termination is due to the death or disability of the employee, the options then exercisable by the employee may be exercised for a period of one year following the employee's death or disability.

     2. If the employee is terminated for "cause", all options will immediately terminate and will not be exercisable.

     Options granted under the Option Plan cannot be transferred by an optionee. However, if the optionee dies, his or her heirs can receive and exercise options for a period of one year after the optionee's death.

     Except as provided otherwise by the Board of Directors, payment for shares of Common Stock purchased upon exercise of an option granted under the Option Plan must be made in full at the time of such exercise.

     Term of the Option Plan. Stock options may not be granted under the Option Plan after March 31, 2008, but then outstanding stock options may be exercised beyond such date in accordance with their respective terms.

     Federal Income Tax Consequences. The following is a brief description of the U.S. Federal income tax treatment that will generally apply to options issued under the Option Plan, based on U.S. Federal income tax laws in effect on the date hereof. The exact U.S. Federal income tax treatment of an option will depend on the specific nature of the option. Recipients of options should not rely on this discussion for individual tax advice, as each recipient's situation and tax consequences of any particular option will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and other tax advice.

      The granting of either Incentive Stock Options or Nonstatutory Options will not result in immediate taxable income to the optionee. The exercise of a Nonstatutory Option will result in ordinary income to the optionee in the amount by which the market price of the shares acquired exceeds the exercise price. Income tax withholding may be met either through cash payment at the time of exercise or through share withholding. The Company will receive a tax deduction in an amount that corresponds to the optionee's ordinary income. On any subsequent disposition of stock acquired through the exercise of a Nonstatutory Option, the gain or loss, measured as the sales price less the fair market value on the date of exercise, will be capital gain or loss.


     The exercise of an Incentive Stock Option will not result in taxable income to the optionee if the optionee does not dispose of the stock acquired through such exercise within two years of the date the option was granted or one year after the option is exercised. However, the difference between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If the exercise and disposition requirements are met, any gain realized by the optionee when such shares are sold will be taxed as capital gain. The Company will not receive a tax deduction for the resulting gain. If these holding periods are not met, the option will be treated generally as a Nonstatutory Option for tax purposes.

     Summary of Benefits Provided Under the Option Plan. The number of and value of options to be granted to employees in the future is not presently known and will be determined by the Board of Directors. Since the adoption of the Option Plan in 1998, options to purchase a total of 1,097,000 shares of Common Stock have been granted (including both options originally granted and those that have terminated and have been reissued). Optionees have exercised options to purchase a total of 144,970 shares and options to purchase 114,370 shares have terminated. As of the Record Date, there were outstanding options to purchase 837,660 shares of Common Stock. This number represents 5.9% of the total number of shares of Common Stock issued and outstanding as of the Record Date.

     From the adoption of the Option Plan through the Record Date, options to purchase 325,000 shares of Common Stock have been granted to current executive officers of the Company, and options to purchase 772,000 shares have been granted to other current and former employees.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT
TO THE 1998 STOCK OPTION PLAN FOR EMPLOYEES.


----------------------------------------------
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------


     On December 1, 1998, the Company acquired the business of Learning Pathways Limited ("LP"), an entity organized under the laws of the United Kingdom, pursuant to the terms of an Agreement (the "Purchase Agreement") dated as of November 25, 1998, between Geoffrey and Teresa Glossop (the "Sellers") and the Company. One of the Sellers, Geoffrey Glossop, is a current director and is a nominee for director. Pursuant to the Purchase Agreement, the Company paid the Sellers 510,030 shares of Common Stock and cash of U.S. $165,760. The Purchase Agreement further provides that, if LP meets or exceeds certain financial goals set forth in the Purchase Agreement, then the Company will pay the Sellers additional shares of the Company's Common Stock. In May 2000, 63,754 additional shares were paid to the Sellers for their 1999 performance. In connection with the Purchase Agreement, the Company also granted the Sellers piggy-back registration rights for the shares of the Common Stock issued to them. Also, LP paid Editplan Services, Ltd. a consulting fee of $143,290 in 1999 and $37,000 in 1998 to perform management services for LP. Geoffrey Glossop is an executive officer of, and owns more than 10% of the equity ownership in, Editplan Services, Ltd.

     Since 1991, John D. Garber has been the holder of a note issued by the Company which was convertible into Common Stock at $0.1346 per share. As of September 30, 1998, the principal amount and accrued interest due under such note was $50,000 and $11,750, respectively. Effective September 30, 1998, Mr. Garber sold the principal portion of the amount due under such note to Jeffrey E. Butler in exchange for $50,000 in cash and notes from Mr. Butler. Immediately after that transaction, both Mr. Butler and Mr. Garber converted the respective amounts owed by the Company under such note into Common Stock of the Company. The $50,000 owed to Mr. Butler converted into 371,471 shares of Common Stock, and the $11,750 owed to Mr. Garber converted into 87,296 shares of Common Stock. The Company is indebted to Mr. Garber for temporary advances of $98,256. Mr. Garber beneficially owns approximately 37.6% of the Common Stock.

     The Company paid $8,833 in 1998 to Executive Resource Management for recruiting services rendered by that entity to the Company. Monty C. McCurry, who is a director of the Company (and a director nominee), is an executive officer of, and owns more than 10% of the equity ownership interest in, Executive Resource Management.

     The Company paid deferred consulting fees to AMD Corporation in the amount of $25,556 during 1998 for services rendered and out-of pocket expenses incurred in prior years. Jeffrey E. Butler, who is the President and a director of the Company (and a director nominee), is an executive officer of, and owns more than 10% of the equity ownership in AMD Corporation.

----------------------------------
DEADLINE FOR SHAREHOLDER PROPOSALS
----------------------------------

     Proposals of shareholders for consideration at the 2001 Annual Meeting of Shareholders must be received by the Company on or before February 26, 2001, for inclusion in the proxy materials relating to that meeting. To be considered for presentation at the Annual Meeting, although not included in the Proxy Statement, proposals must be received no later than May 9, 2001. Proposals must adhere to the requirements of the Securities Exchange Act of 1934, as amended, and should be sent to Jeffrey E. Butler, Chief Executive Officer, The American Education Corporation, 7506
N. Broadway Extension, Suite 505, Oklahoma City, Oklahoma 73116.

-----------------------------
COMPLIANCE WITH SECTION 16(A)
-----------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company with respect to the year ended December 31, 1999, to the best of the Company's knowledge, the Company's directors, executive officers and holders of more than 10% of its Common Stock timely filed the reports required by Section 16(a).

-----------
OTHER ITEMS
-----------

     The Board of Directors does not intend to present further items of business at the Annual Meeting and knows of no such items that will or may at presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

---------------------------------------------
FORM 10-KSB AND ANNUAL REPORT TO SHAREHOLDERS
---------------------------------------------

     A copy of the Company's Annual Report on Form 10-KSB for its latest fiscal year is available without charge to any shareholder of the Company who requests a copy in writing from Jeffrey E. Butler, The American Education Corporation, 7506 North Broadway Extension, Suite 505, Oklahoma City, Oklahoma 73116.

     The 1999 Annual Report of the Company, as filed with the Commission, is being mailed to the shareholders with this Proxy
Statement. The 1999 Annual Report is not to be considered part of the soliciting material.


By Order of the Board of Directors

/s/ Jeffrey E. Butler
---------------------
Jeffrey E. Butler
President and Chief Executive Officer


Oklahoma City, Oklahoma
June 22, 2000


     YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, DATE, AND SIGN THE
ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID
ENVELOPE.


PROXY
-----
THE AMERICAN EDUCATION CORPORATION
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas A.Shively and Jeffrey
E. Butler, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of The American Education Corporation held of record by the undersigned on June 15, 2000, at the Annual Meeting of Shareholders to be held on July 28, 2000 or any adjournment thereof.

     1.  Election of Directors.


         [] For all nominees listed below (except as marked to the contrary below).

         [] Withhold authority to vote for all nominees listed below.


(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
BELOW.)

       Jeffrey E. Butler
       Monty C. McCurry
       Newton W. Fink
       Stephen E. Prust
       Geoffrey Glossop



     2.  Ratification of Selection of Steakley, Gilbert & Bozalis, P.C.

         [] For  	   	[]  Against 		  [] Abstain


     3.  Approval of amendment to the Company's 1998 Stock Option
Plan for Employees.

         [] For  	   	[] Against 		   [] Abstain


     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL
NOMINEES LISTED ABOVE, FOR THE RATIFICATION OF THE SELECTION OF STEAKLEY, GILBERT & BOZALIS, P.C. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000, AND FOR THE AMENDMENT TO THE COMPANY'S 1998 STOCK OPTION PLAN FOR EMPLOYEES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE THEREOF.

     The undersigned hereby acknowledges receipt of the Proxy
Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

Dated this ____ day of _____________________, 2000.



____________________________________
Signature



____________________________________
Signature


     Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the name of the legal entity by authorized person.


     Please complete, sign, date and mail the proxy promptly using the enclosed postage paid envelope.